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                                                                   EXHIBIT 10.11

           SEVERANCE AGREEMENT BETWEEN COMMUNITY BANK & TRUST COMPANY
                               AND ALAN W. JACKSON

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                         COMMUNITY BANK & TRUST COMPANY
                               2 SOUTH MAIN STREET
                          MARION, NORTH CAROLINA 28752



                                  June 4, 1998


Mr. Alan W. Jackson
c/o Community Bank & Trust Company
2 South Main Street
Marion, North Carolina  28752


Dear Alan:

         This letter agreement (the "Agreement") will memorialize our mutual understandings and agreements with respect to your resignation effective upon the closing (the "Closing") of the sale of Community Bank & Trust Company (the "Bank") to Carolina First Bancshares, Inc. ("Carolina First") pursuant to an Agreement and Plan of Merger between the Bank and Carolina First dated as of June 4, 1998 (the "Merger Agreement").

         1. Resignation. You will continue to serve in your present capacity and at your present levels of compensation to Closing and will use your best efforts to facilitate the Merger and all related transactions and activities. The Bank hereby accepts your resignation as an employee of the Bank, effective as of the Closing of the Merger. All employment, severance and change in control agreements are hereby terminated effective immediately and you shall have no further benefits or rights thereunder, all of which, including any benefits, rights to payment or payments thereunder that would otherwise arise or exist as a result of the Merger are hereby waived by you and superseded in their entirety by this Agreement; provided, that in the event the Merger Agreement is terminated for any reason, all such agreements shall be reinstated in their present form, and this Agreement shall be terminated and shall have no effect, and no payment obligations shall be due hereunder.

         2. Severance Payment. In consideration of your promises and covenants contained in this Agreement, the Bank agrees to provide you, at the Closing, a lump sum severance payment of $210,935.

         3.  Other Benefits and Payments.

         (a) Pending Closing, you shall continue to be employed by the Bank and shall render all services reasonably by the Bank of its Chief Financial Officer, and shall continue to receive the same salary, vacation, health and welfare benefits as presently provided to you.

         (b) Vested Benefits. You will be entitled to any vested benefits you may have under the employee benefit plans of the Bank as are applicable to you at the Closing. Such benefits will be in accordance with and subject to the applicable terms and conditions of such plans or agreements.

         (c) COBRA Rights. You are reminded of your right to purchase continued health insurance coverage for a period of up to eighteen (18) months pursuant to the terms of applicable law.

         (d) Expiration of Stock Options. You acknowledge and agree that all of your currently vested options to purchase shares of stock of the Bank will expire as of Closing, and thereafter will be of no force or effect. You further acknowledge and agree that all of your options to purchase shares of stock of the Bank that are not vested as of the date hereof are hereby terminated. and have no further force and effect, and you waive all rights thereunder.


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         You and we acknowledge and agree that the payments and benefits described above may be taxable income, and we each covenant to comply with all federal and state income and employment tax requirements, including all reporting and withholding requirements, relating thereto.

         4.  Certain Covenants.

         (a) Execution and Delivery of Certain Agreements. Each of the Bank's directors and executive officers are executing and delivering Director Agreements (or Shareholder Agreements, as the case may be), Affiliate Agreements and Claims Letters in connection with the Merger Agreement. In consideration of this Agreement and the payments and benefits to be made to you hereunder, you will execute and deliver such agreements and letters and perform your obligations thereunder, all of which shall continue in full force and effect.

         (b) No Disparagement. You and the Bank agree that neither shall say, write or communicate in any manner to any person or entity anything substantially derogatory about the other, regardless of the truth or falsity of the information; provided, that nothing contained herein is intended to or shall limit the parties' abilities to comply with applicable laws, rules or regulations, or to obtain any benefits under any bond and/or insurance policy. In this connection, you specifically agree that, for purposes hereof, the "Bank" means and includes the Bank, Carolina First and their affiliates, together with their respective officers, directors, stockholders, employees, agents, controlling persons successors and representatives.

         (c) Return of Bank Property. Upon the Closing, you will deliver to the Bank all property belonging to the Bank, including, without limitation, all confidential information of the Bank then in your possession, including soft and hard copies thereof, and all keys to the Bank premises.

         5.  General Release and Forbearance.

         (a) Release by Jackson. You, for yourself, your successors, heirs, legatees, personal and legal representatives, and assigns (the "Releasors"), hereby forever release and discharge the Bank, Carolina First and their affiliates, together with their respective officers, directors, stockholders, employees, agents, controlling persons, successors and representatives (the "Releasees") from any and all claims, demands, causes of action, suits, contracts or liabilities whatsoever, in law or in equity, whether known or unknown or suspected to exist by you, which you have had or may now have against the Bank or any of such other Releasees arising from or connected with your employment with the Bank or the termination of that employment (except for your rights hereunder) (the "Release"). Such claims or causes of action shall include, but not be limited to, (i) any claims, demands, suits or causes of action (i) in connection with any privacy right, civil rights claim, claim for emotional and mental distress; your employment with the Bank; or the termination of that employment; or (ii) pursuant to any federal, state, or local employment laws, regulations, executive orders, or other requirements, including without limitation those that may relate to sex, race or other forms of discrimination, including, without limitation, Title VII of the Civil Rights Act of 1964, The Americans With Disabilities Act, and the Age Discrimination in Employment Act Title VII of the Civil Rights Act of 1964; provided, however, that this Release covers only claims that you may have under the Age Discrimination in Employment Act as of the effective date of this Release. Without limiting the generality of the foregoing, and except as expressly provided in Section 5(d) below, you hereby acknowledge and covenant that you have knowingly relinquished and forever released any and all rights and remedies which might otherwise be available to you, including claims for back pay, liquidated damages, recovery of interest, costs, punitive damages or attorneys' fees and charges, and any claims for employment or reemployment with the Bank.

         (b) Release By Bank. In consideration for your promises and covenants contained herein, the Bank, for itself and its successors and assigns, and except as expressly provided in Section 5(d) below, now and forever releases and discharges you from any and all claims, causes of action, suits, damages and demands of whatever nature in law or in equity which Bank has had or may now have arising by reason of or in any way connected with any employment relationship between you and Bank, or the termination of that employment relationship; provided, however, your obligations under this Agreement, the Affiliate Agreement, Shareholder Agreement and Claims Letter shall continue in full force and effect and shall not be released hereby.

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         (c) Forbearance. You shall forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action, claim or proceeding before or in any court, regulatory, governmental, arbitral or other authority, and whether at law or equity against the Releasees or naming or joining the Releasees as parties to collect or enforce any claims, demands, causes of action which are released and discharged hereby. Bank likewise refrains and forbears from commencing, instituting or prosecuting any lawsuit, action, claim or proceeding regarding any claims, demands, causes of action, or suits released by it herein.

         (d) No Unintended Amendments. Nothing contained herein is intended to change, limit or release the parties' respective obligations and rights under the related Claims Letter, Shareholder Agreement and Affiliate Agreements.

         (e) Acknowledgments. You acknowledge that you have been advised in writing to consult with an attorney before signing this agreement and the Release. You acknowledge that you have read this Release and understand that it is a general release of the Bank and the other Releasees from any past or existing claim which you have against the Bank and the other Releasees, including any claim relating to your employment or termination of employment (except for your rights hereunder).

         6. Prior Agreements. You and we agree that this agreement supersedes and terminates any and all prior employment, separation, change in control, severance or similar agreements, oral or written, between you and the Bank and that the mutual benefits and obligations of each of the parties are solely as provided for and contained in this Agreement, and in the related Claims Letter, Shareholder Agreement and Affiliate Agreements.

         Please sign and date this letter and the enclosed duplicate copy in the space provided below and return one originally executed copy to the Bank.

                                            Very truly yours,


                                            By:            /s/ Eric L. Ross
                                                      ------------------------

                                            Name:           Eric L. Ross
                                                      ------------------------

                                            Title:         Vice President
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         THE EMPLOYEE ACKNOWLEDGES THAT HE HAS HAD A FULL OPPORTUNITY TO CONSULT
WITH AN ATTORNEY OR OTHER ADVISOR OF HIS CHOOSING CONCERNING HIS EXECUTION OF THIS RELEASE AND THAT HE IS SIGNING THIS RELEASE VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING THE BANK AND THE OTHER RELEASEES FROM ALL CLAIMS SPECIFIED HEREIN.

Acknowledged, understood and agreed as of the day and year first above written.


WITNESS

/s/ Eric L. Ross                            /s/ Alan W. Jackson
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                                            Alan W. Jackson